UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2018

PAYMEON, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53574	20-4959207
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S Employer Identification Number)

2688 NW 29th Terrace, Oakland Park, Florida 33311

(Address of Principal Executive Offices) (Zip Code)

844-422-7258

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On December 11, 2016, Rockstar Acquisitions, LLC d/b/a Basalt America (“Rockstar”) entered into a License Agreement with Raw Energy Materials Corp (“RAW”) for exclusive rights for use of certain intellectual property associated with the production of certain concrete reinforcement products for the construction industry. The License Agreement provided for Rockstar to have exclusive rights for use of the intellectual property in conjunction with product sales for the State of Florida, the Caribbean Islands (excluding Cuba), and Peru (“Licensed Territory”). Subsequently, the parties entered into amendments to the License Agreement whereby, among other things, the Licensed Territory was expanded to include the continental United States in exchange for an option fee and certain other obligations. On February 21, 2017, Rockstar became a wholly-owned subsidiary of Paymeon, Inc. (the “Company).

On April 18, 2018, Rockstar and the Company received a letter from counsel representing RAW providing formal notice that Rockstar and the Company had breached certain provisions of the License Agreement, as amended, and that RAW was immediately terminating all agreements and amendments in respect thereof. The Company does not believe that it or Rockstar is in breach, and, in response, notified RAW of various claims against it. The parties thereafter engaged in discussions to resolve their dispute.

On October 25, 2018, the Company was informed that RAW filed an action for declaratory relief in Broward County, Florida, in the Seventeenth Judicial Circuit Court. The action asks the court to determine, among other things, whether the License Agreement, as amended, has been terminated and also seeks damages for breach. In addition, RAW has filed a motion for summary judgment for failure to answer.

On October 29, 2018, the Company engaged outside counsel in Broward County to respond to the action, as well as initiate a countersuit in Broward County, Florida, seeking approximately $1.1 million in restitution for amounts paid to RAW Materials Corp for equipment and inventory that was never delivered.

The Company believes that the claims and demands made by RAW are without merit and intends to defend the Company and Rockstar vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAYMEON, INC.

By:	/s/ David Anderson
David Anderson
Chief Executive Officer
October 29, 2018